Exhibit 99.1

    COLLECTORS UNIVERSE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

         NET REVENUES UP 10% YEAR-OVER-YEAR AND 25% QUARTER-OVER-QUARTER

         NEWPORT BEACH, CA - September 13, 2006 -- Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and to sellers and purchasers of diamonds, colored gemstones and other high value assets, today announced financial results for the fourth quarter and fiscal year ended June 30, 2006.

OPERATING RESULTS

         Fourth Quarters Ended June 30, 2006 and 2005. Net revenues increased 25% to a record $10.6 million for the three months ended June 30, 2006, compared to $8.5 million for the year ago quarter. Operating income for the fourth quarter of fiscal 2006 was $939,000 compared with $1.2 million for the fourth quarter of fiscal 2005 and income before taxes in the fourth quarter of 2006 was $1.5 million compared with $1.7 million in the fourth quarter of 2005. Income from continuing operations for the fourth quarter of 2006 was $777,000, or $0.09 per diluted share, compared to $1.0 million, or $0.12 per diluted share, for the fourth quarter of last year, while income from discontinued operations was $127,000, or $0.01 per diluted share, for the fourth quarter this year compared to $139,000, or $0.01 per diluted share, for the fourth quarter of last year. Net income was $904,000, or $0.10 per diluted share, for the fourth quarter of 2006 compared to $1.2 million or $0.13 per diluted share for the same period of the prior year.

         Fiscal Years Ended June 30, 2006 and 2005. Fiscal year 2006 net revenues increased 10% to $36.9 million, from $33.6 million for fiscal 2005. Operating income for fiscal 2006 was $3.8 million compared with $7.0 million in fiscal 2005 and income before taxes was $6.1 million in fiscal 2006 compared to $7.9 million in fiscal 2005. Income from continuing operations for fiscal 2006 totaled $3.4 million, or $0.39 per diluted share, compared to $4.8 million, or $0.64 per diluted share, for fiscal 2005. Income from discontinued operations for fiscal 2006 totaled $296,000, or $0.03 per diluted share, compared to $60,000, or $0.01 per diluted share, for fiscal 2005. Fiscal 2006 net income was $3.7 million, or $0.42 per diluted share, compared with fiscal 2005 net income of $4.8 million, or $0.65 per diluted share.

         Revenues. Revenue growth, in both the fourth quarter and fiscal year ended June 30, 2006, was primarily attributable to increases in the number of collectibles units authenticated and graded in both those periods, as compared to the corresponding periods of 2005, including our new diamond and currency grading businesses and (ii) service related revenues generated by other businesses that we acquired in the first half of 2006, including Certified Coin Exchange (CCE).

         Operating Income. Operating income for the fourth quarter and fiscal year 2006 was reduced primarily by expenses incurred in the integration, infrastructure build and marketing re-launch of Company's GCAL diamond division and by stock based compensation (which was not required to be recognized as an expense in 2005). GCAL incurred an operating loss of approximately $870,000 in the fourth quarter and approximately $1.5 million for fiscal 2006 which, for the year, consisted of approximately $600,000 in sales and marketing expenses and approximately $900,000 of general and administrative costs, including approximately $185,000 in non-cash expenses (principally depreciation and amortization of intangibles). Stock based compensation was $272,000 in the fourth quarter and $670,000 for the year ended June 30, 2006. In fiscal 2006, the Company also incurred additional infrastructure costs (which included investment in information technology systems, personnel and additional space) of approximately $170,000 in the fourth quarter and approximately $630,000 for the year, when compared to similar expenditures during the same corresponding periods of 2005, to support the growth of its business. Sarbanes-Oxley and accounting compliance costs increased in fiscal 2006, compared to the prior year, by approximately $130,000 in the fourth quarter and by approximately $400,000 for the year.

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Collectors Universe, Inc.
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FINANCIAL CONDITION AND LIQUIDITY

         At June 30, 2006, cash and cash equivalents totaled $52.1 million compared with $65.4 million at June 30, 2005.

         This $13.3 million reduction was primarily attributable to the use of approximately $14.6 million of cash to fund four acquisitions during fiscal 2006, partially offset by cash generated from operations in fiscal 2006. In addition, the Company used cash of approximately $2.6 million to make repurchases of its common stock and $674,000 to pay its first dividend to stockholders pursuant to the cash dividend policy adopted by the Board of Directors, which calls for cash dividends of $0.08 per share per quarter. The Company has no long-term debt and continues to be able to fund operations with internally generated cash flow. Total stockholders' equity was $71.9 million at June 30, 2006, compared with $70.6 million at June 30, 2005.

COMMENTARY AND OUTLOOK

         "Strong, consistent demand continued throughout fiscal 2006 in each of our collectibles markets, driving record unit performance metrics and record revenues, even though we experienced the partial loss of volume from one of our larger customers early in the fiscal year due to a serious illness encountered by its owner," said Michael Haynes, Chief Executive Officer. "Our higher general and administrative expenses reflect, in part, the non-capitalized portion of the re-investment of our profits into technology, infrastructure and the integration of new acquisitions to position ourselves for future growth. The increased selling and marketing expenses were the result of our emphasis on marketing and promotional programs, along with the re-launch and re-positioning in the fourth fiscal quarter of GCAL, our newly acquired diamond grading business. We also initiated the recognition of stock-based compensation expense in fiscal 2006 which, as a percentage of net revenues, increased our cost of sales by approximately 1% and our general and administrative expenses also by approximately 1%.

         "With the acquisitions of CoinFacts.com in July 2005, and with very little additional technology investment, we increased the depth to our coin related websites and increased our advertising revenue with the corresponding increase in web page space for banner advertising. The acquisition of Certified Coin Exchange, an online bid/ask market in certified coins, in September 2005, provided a mature business with good cash flow, and using the business model, we plan to extend the online trading to many of our other collectibles markets. We have begun technology upgrades on the CCE model and expect that we will extend CCE's business into at least one new market in fiscal 2007. The key acquisition of GCAL, the diamond grading business, in November 2005, along with the purchase of the Gemprint diamond identification `fingerprinting' technology, in December 2005, provided a high-quality foothold in the very large diamond jewelry market. We are nearing completion of the technology and system upgrade and expansion of capacity of GCAL, to position the diamond grading business for future growth, driven by the marketing re-launch and continued stimulation of the marketplace with our `push' and `pull' marketing strategies. With our recent acquisition of AGL, we have now entered the colored gemstone market for third party authentication and grading. Because the colored gemstone market and the diamond market have similar retail distribution, we expect that we will gain some synergy in marketing expenses as we launch AGL and continue to market GCAL. We expect to re-invest in technology and systems upgrades for AGL and to incur some integration cost; however, our expectation is that AGL will benefit from the increased capacity of GCAL as both companies have similar operations. In general, we expect that the addition of these businesses in our new jewelry segment will further diversify the Company from collectibles markets into other high value asset markets.

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Collectors Universe, Inc.
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         "Our outlook for fiscal 2007 includes increased revenues and operating cash flows generated from the new businesses that we acquired in fiscal 2006 and in the first quarter of fiscal 2007. We intend, during fiscal 2007, to continue to accelerate our penetration within our recently entered diamond and colored gemstone markets, and we plan to continue our efforts to identify additional high-value collectibles or high-value asset markets to build our market presence among dealers, buyers and sellers."

CONFERENCE CALL AND WEBCAST

         Collectors Universe will host a conference call to discuss results tomorrow, Thursday, September 14, 2006, at 1:00 p.m. Eastern/10:00 a.m. Pacific. Interested parties may participate in the conference call by dialing 800-257-6566 or 303-262-2130, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through Thursday September 28, 2006, by dialing 800-405-2236 or 303-590-3000 and entering access code 11071244#. A live webcast of the conference call will also be available on the Collectors Universe website www.collectors.com under Investor Relations:
Earnings Conference Calls. The webcast will be archived for 12 months.

ABOUT COLLECTORS UNIVERSE

         Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstone markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING INFORMATION

         This news release contains statements regarding our expectations, beliefs and views about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may" or by the fact that such statements relate to future, and not just historical, events or circumstances.

         Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, including, but not limited to the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets, will not be successful in enabling us to improve our profitability or may even cause us to incur losses, is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2006 which we filed with the Securities and Exchange Commission on September 13, 2006. Due to such risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission.

CONTACTS:

Joe Wallace
Chief Financial Officer
Collectors Universe
919-567-1245
jwallace@collectors.com

Brandi Piacente
Investor Relations
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com

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Collectors Universe, Inc.
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                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                  THREE MONTHS ENDED             YEAR ENDED
                                                               ------------------------   -----------------------
                                                                JUNE 30,      JUNE 30,     JUNE 30,     JUNE 30,
                                                                  2006          2005         2006         2005
                                                               ----------    ----------   ----------   ----------
Net revenues:
     Grading, authentication and related services              $   10,620    $    8,475   $   36,914   $   33,607
Cost of revenues:
     Cost of grading, authentication and related services           4,312         3,152       14,890       12,239
                                                               ----------    ----------   ----------   ----------
Gross profit                                                        6,308         5,323       22,024       21,368

Operating expenses:
Selling and marketing expenses                                      1,532           953        4,918        3,534
General and administrative expenses                                 3,837         3,200       13,337       10,367
Settlement of lawsuit                                                   -             -            -          500
                                                               ----------    ----------   ----------   ----------
     Total operating expenses                                       5,369         4,153       18,255       14,401
                                                               ----------    ----------   ----------   ----------
Operating income                                                      939         1,170        3,769        6,967
Interest income, net                                                  608           487        2,346          906
Other income (expenses), net                                           (2)           44           22           26
                                                               ----------    ----------   ----------   ----------
Income before provision for income taxes                            1,545         1,701        6,137        7,899
Provision for income taxes                                            768           654        2,733        3,141
                                                               ----------    ----------   ----------   ----------
Income from continuing operations                                     777         1,047        3,404        4,758
Income from operations of discontinued operations,
 net of gains on sales of discontinued businesses
 (net of income taxes)                                                127           139          296           60
                                                               ----------    ----------   ----------   ----------
Net income                                                     $      904    $    1,186   $    3,700   $    4,818
                                                               ==========    ==========   ==========   ==========

Net income per basic share:
  Income from continuing operations                            $     0.09    $     0.12   $     0.40   $     0.68
  Income from operations of discontinued operations,
   net of gains on sales of discontinued businesses
   (net of income taxes)                                             0.02          0.02         0.04         0.01
                                                               ----------    ----------   ----------   ----------
Net income                                                     $     0.11    $     0.14   $     0.44   $     0.69
                                                               ==========    ==========   ==========   ==========

Net income per diluted share:
  Income from continuing operations                            $     0.09    $     0.12   $     0.39   $     0.64
  Income from operations of discontinued operations,
   net of gains on sales of discontinued businesses
   (net of income taxes)                                             0.01          0.01         0.03         0.01
                                                               ----------    ----------   ----------   ----------
Net income                                                     $     0.10    $     0.13   $     0.42   $     0.65
                                                               ==========    ==========   ==========   ==========

Weighted average shares outstanding:
  Basic                                                             8,433         8,479        8,473        7,013
  Diluted                                                           8,750         8,902        8,782        7,452

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Collectors Universe, Inc.
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                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                       JUNE 30,
                                                                               ------------------------
                                                                                  2006          2005
                                                                               ----------    ----------
ASSETS
Current assets:
   Cash and cash equivalents                                                   $   52,110    $   65,439
   Accounts receivable, net of allowance of $37 in 2006 and $38 in 2005             1,753         1,508
   Inventories, net                                                                   437           436
   Prepaid expenses and other current assets                                        1,010         1,102
   Customer notes receivable, net of allowance of $16 in 2006 and $0 in 2005        3,797         1,560
   Deferred income taxes                                                            1,414         2,854
   Receivables from sale of net assets of discontinued operations                     196            63
   Current assets of discontinued operations held for sale                             83           365
                                                                               ----------    ----------
         Total current assets                                                      60,800        73,327

   Property and equipment, net                                                      1,897           857
   Goodwill                                                                         9,799             -
   Intangible assets, net                                                           4,674            79
   Note receivable from sale of discontinued operation                                321             -
   Deferred income taxes                                                              342         1,051
   Other assets                                                                       388           174
   Non-current assets of discontinued operations held for sale                          -            46
                                                                               ----------    ----------
                                                                               $   78,221    $   75,534
                                                                               ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                            $      907    $      753
   Accrued liabilities                                                              2,043         1,563
   Accrued compensation and benefits                                                1,075         1,069
   Income taxes payable                                                               496             -
   Deferred revenue                                                                 1,384         1,001
   Current liabilities of discontinued operations held for sale                         8            27
                                                                               ----------    ----------
         Total current liabilities                                                  5,913         4,413

Deferred rent                                                                         402           386
Other long-term liabilities                                                             -           169
Commitments and contingencies                                                           -             -

Stockholders' equity:
   Preferred stock, $.001 par value; 5,000 shares authorized;
     no shares issued or outstanding                                                    -             -
   Common stock, $.001 par value; 45,000 shares authorized;
     Shares issued: 8,475 in 2006 and 8,610 in 2005;                                    -             -
     Shares outstanding (net of treasury stock): 8,350 in 2006 and 8,485
     in 2005                                                                            8             9
   Additional paid-in capital                                                      76,909        78,594
   Accumulated deficit                                                             (3,990)       (7,016)
   Treasury stock, at cost (125 shares)                                            (1,021)       (1,021)
                                                                               ----------    ----------
         Total stockholders' equity                                                71,906        70,566
                                                                               ----------    ----------
                                                                               $   78,221    $   75,534
                                                                               ==========    ==========